UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 27, 2014

GERON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-20859	75-2287752
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

149 COMMONWEALTH DRIVE, SUITE 2070
MENLO PARK, CALIFORNIA 94025
(Address of principal executive offices, including zip code)

(650) 473-7700
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     On February 27, 2014, Geron Corporation (“Geron” or the “Company”) entered into the third amendment (the “Third Amendment”) of the Office Lease Agreement (the “Lease”) with Exponent Realty, LLC, with respect to the premises located at 149 Commonwealth Drive, Menlo Park, California. The Lease, which was originally entered on February 29, 2012, has previously been amended pursuant to the First Amendment dated January 10, 2014, and the Second Amendment dated January 31, 2014. Pursuant to the Third Amendment, the term of the Lease has been extended from July 13, 2014 to January 31, 2016, and commencing July 13, 2014, Geron shall occupy approximately 23,946 rentable square feet of the premises with a base rent with respect thereto of $3.10 per rentable square foot per month.

     The foregoing description of the Third Amendment is not complete and is qualified in its entirety by reference to the full text of such amendment, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

     (d) Exhibits.

Exhibit Number	Description
10.1	Third Amendment to Office Lease Agreement by and between Geron Corporation and Exponent Realty, LLC, dated February 27, 2014.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERON CORPORATION

Date: March 4, 2014	By:	/s/ Stephen N. Rosenfield
Stephen N. Rosenfield
Executive Vice President, General
Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Third Amendment to Office Lease Agreement by and between Geron Corporation and Exponent Realty, LLC, dated February 27, 2014.